Exhibit 10.1

Director Retirement Plan

1.     PURPOSE. The purpose of The First National Bank of Jeffersonville Director Retirement Plan (the "Plan") is to provide retirement benefits to Directors who have contributed to the growth and success of The First National Bank of Jeffersonville (the "Bank").

2.     DEFINITIONS.

"Annual Retirement Benefit" means an amount equal to 80% of the average annual cash compensation (retainers and fees) received by the Participant for services provided to the Company or the Bank during the three calendar years preceding his Retirement Date; provided, however, that, in no event shall an Annual Retirement Benefit exceed $40,000.

"Cause" means termination of service as a director because of the Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar infractions) or a final cease-and-desist order.

"Change in Control" means an event deemed to occur on the earliest of:

I. The acquisition by any entity, person or group (other than the acquisition by a tax-qualified retirement plan sponsored by the Company and the Bank) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of the Company or the Bank entitled to vote for the election of directors ("Voting Stock");

II. The commencement by any entity, person, or group (other than the Company or the Bank, a subsidiary, or a tax-qualified retirement plan sponsored by the Company or the Bank) of a tender offer or an exchange offer for more than 25% of the outstanding Voting Stock of the Company or the Bank;

III. The effective time of (x) a merger or consolidation of the Company or the Bank with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company or the Bank immediately prior to such merger exercise voting control less than 51 % of the Voting Stock of the surviving or resulting corporation, or (y) a transfer of substantially all of the property of the Company or the Bank other than to an entity of which the Company or the Bank owns at least 51 % of the Voting Stock; and

IV. At such time that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of the Company or tile Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

"Company" means Jeffersonville Bancorp, a New York corporation.

"Participant" means a member of the Board of Directors of the Bank who is identified as a Participant in Appendix A to the Plan.

"Retirement Date" means the date of a Participant's termination of service as a director, other than for Cause, after attaining age 75. A Participant who terminates service as a director after age 65 but prior to age 75, and who has at least 20 years of service as of his termination date, shall be deemed to have terminated on a Retirement Date but the Participant's Annual Retirement Date shall be reduced by 2% for each full year by which the Participant's age at termination is less than 75, unless the Participant elects in writing at least one year prior to his termination date to receive a deferred Annual Retirement Benefit commencing at 75.

3.     ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Bank, which shall have full authority to interpret the Plan and make all factual determinations necessary therefore. No member of the Board of Directors shall be liable for any act done or determination made in good faith. The construction and interpretation of any provision of the Plan by the Board of Directors, and a determination by the Board of Directors of the amount of any Participant's benefit under the Plan, shall be final and conclusive.

4.     BENEFITS. A Participant shall be paid his Annual Retirement Benefit, in equal monthly installments, commencing on the first business day of the month following his Retirement Date, and continuing for the life of the Participant. Notwithstanding anything herein to the contrary, no benefit shall be payable under this Plan to a Participant who terminates services as a director of the Bank for Cause.

5.     DEATH OF A PARTICIPANT. If a Participant dies after his Retirement Date, all benefits payable hereunder shall cease after the payment coinciding with the month in which the Participant's death occurs and such Participant's beneficiaries, heirs or assigns shall have no right to any benefit hereunder. No benefit shall be payable under this Plan to the beneficiaries of a Participant who dies prior to his Retirement Date or who dies prior to the date the Participant's deferred Annual Retirement Benefit would have otherwise commenced.

6.     EFFECT OF A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, each Participant shall be deemed to have terminated service at age 75 (without regard to their actual age or subsequent service as directors or advisory directors of any successor entity to the Bank or the Company) and, thereafter, the Participant shall be entitled to receive an Annual Retirement Benefit payable in the manner specified in Section 4.

7.     UNFUNDED ARRANGEMENT. This Plan shall be an unfunded arrangement, and shall not relate to any specific funds of the Bank. Payments of benefits due under the Plan shall be made from the general assets of the Bank, and a Participant shall have only the rights of an unsecured creditor of the Bank with respect thereto. Notwithstanding the foregoing, the Bank shall have the right in its sole discretion to provide for the funding of payments required to be made hereunder through a trust or otherwise.

8.     AMENDMENT. The Board of Directors may amend, modify, suspend or terminate this Plan at any time; provided, however, that any amendment, modification, suspension or termination shall not affect the rights of Participants to benefits which have accrued prior to the date of amendment.

9.     NON-ALIENATION. No Participant shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable hereunder; nor shall any such rights or payments be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

10.   MERGER OR ACQUISITION. In the event of any merger, consolidation or acquisition where the Bank or its parent holding company, Jeffersonville Bancorp, is not the surviving entity or resulting corporation, or upon transfer of all or substantially all of the assets of the Bank, this Agreement shall continue and be in full force and effect.

11.   GOVERNING LAW. Except to the extent preempted by federal law, this Plan shall be governed by the laws of the State of New York, without reference to conflicts of law principles.

12.   EFFECTIVE DATE. The original effective date of the Plan was March 11, 2003. The effective date of the amended and restated Plan is January 1, 2005.

13.   SECTION 409A COMPLIANCE. Despite any contrary provision of this Plan, if, when the Participant's service terminates, the Participant is a "specified employee," as defined in Section 409A of the Code, and if any payments under this Plan will result in additional tax or interest to the Participant because of Section 409A, the Participant shall not be entitled to payment until the earliest of (i) the date that is at least six months after termination of the Participant's service for reasons other than the Participant's death, (ii) the date of the Participant's death, or (iii) any earlier date that does not result in additional tax or interest to the Participant under Section 409A. If any provision of this Plan would subject the Participant to additional tax or interest under Section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Participant to additional tax or interest.

APPENDIX A

Galligan, John W.

Gempler, John K.

Keesler, Arthur E.

Knack, Donald L.

Klein Kenneth C.

McKean, Gibson E.

Roche, James F.

Sykes, Edward T.

Walter, Raymond L.

Zanetti, Wayne V.

The First National Bank of Jeffersonville

By /s/ John A. Russell

John A. Russell, Chief Financial Officer

September 14, 2010